ANSLOW & JACLIN, LLP
                          4400 ROUTE 9 SOUTH, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728
                            Telephone (732) 409-1212
                            Facsimile (732) 577-1188

March 12, 2002

Combined Opinion and Consent

Vital Health Technologies, Inc.
855 Village Center Drive, Suite 315
North Oaks, Minnesota 55127

         Re:       Vital Health Technologies, Inc.

Gentlemen:

We have acted as counsel to Vital Health Technologies, Inc., a Minnesota corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 5,000,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Minnesota;

(2) The Shares, when issued in connection with the Company's stock option plan (copy annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Minnesota and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP

By: /s/ Richard I. Anslow
------------------------------
        RICHARD I. ANSLOW

RIA/tp